August 2023 Corporate Presentation

Corporate Presentation 2 Statements contained in this presentation regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as "anticipates," "believes," "expects," "intends," “plans,” “potential,” "projects,” “would” and "future" or similar expressions are intended to identify forward-looking statements. Examples of these forward-looking statements include statements concerning: Keros’ expectations regarding its growth, strategy, progress and the design, objectives, expected results and timing of its preclinical studies and clinical trials for KER-050, KER-047, KER-012 and KER-065; and the potential of Keros’ proprietary discovery approach. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among others: Keros’ limited operating history and historical losses; Keros’ ability to raise additional funding to complete the development and any commercialization of its product candidates; Keros’ dependence on the success of its product candidates, KER-050, KER-047, KER-012 and KER-065; that Keros may be delayed in initiating, enrolling or completing any clinical trials; competition from third parties that are developing products for similar uses; Keros’ ability to obtain, maintain and protect its intellectual property; and Keros’ dependence on third parties in connection with manufacturing, clinical trials and preclinical studies. These and other risks are described more fully in Keros’ filings with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q, filed with the SEC on August 7, 2023, and its other documents subsequently filed with or furnished to the SEC. All forward-looking statements contained in this presentation speak only as of the date on which they were made. Except to the extent required by law, Keros undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made. Certain information contained in this presentation relates to or is based on studies, publications, surveys and other data obtained from third-party sources and the Company’s own internal estimates and research. While we believe these third-party sources to be reliable as of the date of this presentation, it has not independently verified, and makes no representation as to the adequacy, fairness, accuracy or completeness of, any information obtained from third -party sources. Finally, while we believe our own internal research is reliable, such research has not been verified by any independent source. The trademarks included in this presentation are the property of the owners thereof and are used for reference purposes only. Disclaimer

Focused on Transforming the Lives of Wide Range of Patients with Disorders Linked to Dysfunctional TGF-β Superfamily Signaling

Keros is a clinical-stage biopharmaceutical company
Developing potentially differentiated product candidates designed to alter transforming growth factor-beta (TGF-β) signaling and target pathways critical for the growth, repair and maintenance of a number of tissue and organ systems

We believe our product candidates have the potential to unlock the full therapeutic benefits of modulating the TGF-β superfamily and provide disease-modifying benefit to patients



PRECLINICAL
PHASE 1
PHASE 2
PHASE 3
HEMATOLOGY
KER-050 therapeutic protein
Myelodysplastic Syndromes (MDS)
KER-050 therapeutic protein
Myelofibrosis (MF)
KER-047 small molecule
Functional Iron Deficiency (FID)-Anemia in MDS and MF
PULMONARY & CARDIOVASCULAR
KER-012 therapeutic protein
Pulmonary Arterial Hypertension
KER-012 therapeutic protein
Chronic Heart Failure with Preserved Ejection Fraction/Reduced Ejection Fraction
NEUROMUSCULAR
KER-065 therapeutic protein
Duchenne Muscular Dystrophy
PRECLINICAL
Musculoskeletal
Undisclosed Assets

Corporate Presentation 3

B Hematology Franchise Corporate Presentation 4

5 TGF-b Superfamily Plays a Critical Role in the Maintenance of the Bone Marrow Microenvironment Hematopoiesis, the process by which blood cells are produced in the bone marrow, requires the coordinated control of cell division, differentiation and production of the specialized cellular machinery for each cell type ▸ Ineffective hematopoiesis is the failure of immature blood cells to properly develop into mature cells, and may lead to low levels of circulating red blood cells (anemia), white blood cells (neutropenia) or platelets (thrombocytopenia) TGF-β superfamily signaling regulates many processes in the bone marrow microenvironment, including: ▸Differentiation and maturation of hematopoietic cells ▸ Iron homeostasis ▸ Bone turnover ▸ Pro-inflammatory signaling ▸Motility of malignant cells Keros is developing product candidates with the potential to address ineffective hematopoiesis and functional iron deficiency: ▸KER-050: Modified activin receptor IIA (ActRIIA) ligand trap designed to bind to and inhibit signaling of select TGF-β ligands, including activin A, activin B, GDF8 and GDF11, to promote growth and differentiation of erythroid cells and platelets ▸KER-047: Small molecule product candidate designed to inhibit activin receptor-like kinase-2 (ALK2) to suppress hepcidin expression and mobilize iron for incorporation into hemoglobin Corporate Presentation

B KER-050 6 Investigational Treatment for Anemia and Thrombocytopenia in Patients with Myelodysplastic Syndromes Ongoing Phase 2 Clinical Trial of KER-050 for the Treatment of Anemia in Patients with Very Low-, Low- or Intermediate-Risk Myelodysplastic Syndromes Corporate Presentation

BCorporate Presentation 7 MDS MDS is a collection of bone marrow disorders characterized by ineffective hematopoiesis and peripheral cytopenias. Clinical Consequences The clinical consequences of MDS include anemia, bleeding, iron overload, cardiovascular disease and progression to acute myeloid leukemia (AML). Survival Ranges Median survival ranges from approximately nine years for very low-risk patients to less than a year for high-risk patients. Scope In the United States, there are 60,000 to 170,000 patients living with MDS and 15,000 to 20,000 new cases of MDS reported each year. Clinical Consequences of Ineffective Hematopoiesis Myelodysplastic Syndromes (MDS)

8Corporate Presentation Current treatment options for symptomatic anemia includes red blood cell (RBC) transfusions, erythropoiesis-stimulating agents (ESAs) and Reblozyl® ▸ RBC transfusions provide symptomatic relief of anemia, but are also associated with iron overload which can increase risk of AML and reduce overall survival ▸ ESAs’ benefit is limited to patients with low transfusion burden and low endogenous erythropoietin levels ▸ Reblozyl® approved for treatment of anemia in RS+ patients requiring transfusions who have failed prior ESA treatment ▸ Similar to ESAs, benefit primarily in low transfusion burden (LTB) patients. Only 20% of high transfusion burden (HTB) patients achieved 8-week transfusion independence with Reblozyl® versus 4% with placebo We believe KER-050 has the potential to improve the bone marrow and restore normal hematopoiesis by targeting multiple cell lineages in MDS ▸ Based on data from our completed Phase 1 clinical trial of KER-050 and multiple preclinical studies, we believe KER-050 has the potential to increase red blood cell and platelet production by acting across the spectrum of cellular differentiation and maturation in hematopoiesis while also improving bone health RS+: patients that have ring sideroblasts. Novel Treatment Options are Needed to Address Unmet Need of Patients Living with MDS

B ▸ KER-050 administered subcutaneously once every four weeks (Q4W) Primary Objective: ▸ Assess safety and tolerability of KER-050 Select Efficacy Endpoints: ▸ IWG 2006 Hematological improvement-erythroid (HI-E): ▸ Hemoglobin increase of ≥1.5 g/dL for 8 weeks (in NT and LTB patients) ▸ Reduction of ≥4 RBC units transfused over 8 weeks compared to baseline (in HTB patients) ▸ Transfusion independence (TI) for at least 8 weeks in patients who require ≥ 2 RBC units transfused at baseline Ongoing Trial – Status as of April 3, 2023: ▸ Part 1 Dose Escalation (N=31; completed) ▸ RP2D: 3.75 mg/kg with the ability to titrate to 5 mg/kg Q4W ▸ RP2D Experienced Patients: N=59 ▸ 25 patients from Part 1 ▸ 34 patients from Part 2 Corporate Presentation 9 Amended Phase 2 Clinical Trial Design and Dose Levels Data are presented as of a data cutoff date of April 3, 2023. RP2D = Recommended Part 2 Dose; CMML: chronic myelomonocytic leukemia; high transfusion burden (HTB): ≥4 units of RBC/8 weeks for hemoglobin (Hgb) ≤9 g/dL; low transfusion burden (LTB): 1-3 units of RBC/8 weeks for Hgb ≤9 g/dL; non-transfused (NT): Hgb ≤10 g/dL; non-RS: patients that did not have ring sideroblasts. Part 1: Dose Escalation Cycle 5 to Cycle 24 of Study Drug Part 1 - Extension Dose Escalation Cohort 1 0.75 mg/kg N=6 Cohort 2 1.5 mg/kg N=6 Cohort 3 2.5 mg/kg N=6 Cohort 4 3.75 mg/kg N=6 Cohort 5 5 mg/kg N=6 Part 2: Dose Confirmation Dose Confirmation Cohort C NT (RS+ & Non-RS) N=10 Cohort B LTB/HTB Non-RS N=30 Cohort A LTB/HTB RS+ N=30 Cohort D CMML – 0 N=10 Cohort E Iron overload on iron chelation N=15 Cohort F Iron overload without iron chelation N=15 Ongoing Phase 2 Clinical Trial of KER-050 for the Treatment of Anemia in Patients with Very Low-, Low- or Intermediate-Risk MDS

10Corporate Presentation Baseline Characteristics RP2D dataset (n=59) Age, years, median (range) 74.0 (53-89) Male, n (%) 34 (57.6) RBC transfusion status, units per 8 weeks, n (%) Non-transfused (NT), 0 units 12 (20.3) Low Transfusion Burden (LTB), <4 units 16 (27.1) High Transfusion Burden (HTB), ≥4 to <8 units 31 (52.5) HTB, ≥8 units 12 (20.3) Ring Sideroblast status, n (%) RS+ 42 (71.2) Non-RS 17 (28.8) IPSS-R Risk Category, n (%) Very Low 8 (13.6) Low 29 (66.1) Intermediate 11 (18.6) Missing 1 (1.7) MDS WHO 2016 classification, n (%) MDS 2 (3.4) MDS-MLD 12 (20.3) MDS-RS-MLD 29 (49.2) MDS-RS-SLD 5 (8.5) Missing 11 (18.6) Prior ESA therapy, n (%) 13 (22.0) Iron chelator therapy, n (%) 17 (28.8) In June 2023, we presented data from 59 patients receiving the RP2D as of the April 3, 2023 data cut-off date ▸ 59 patients were evaluable for safety ▸ 37 patients were evaluable for efficacy Most patients required transfusions at baseline ▸ Over half were high transfusion burden (HTB; ≥4 RBC units/8 wks) ▸ Among HTB patients, 12/31 (38.7%) received ≥8 RBC units/8 wks ▸ Majority were ring sideroblast positive (RS+) ▸ Majority had multi-lineage dysplasia (MLD) Exposure of overall MDS RP2D population ▸ Mean duration of treatment was 225 days as of the data cut-off date (≈32 weeks) ▸ Range 6 to 649 days (≈1 to 93 weeks) ▸ Median doses received = 6 ▸ Range 1 to 22 ▸ 14 (23.7%) patients received ≥12 doses ▸ 15 (25.4%) patients received <3 doses Data are presented as of a data cutoff date of April 3, 2023. Enrolled Patient Population Included Difficult-to-Treat Patients With High Disease Burden

KER-050 Was Generally Well-Tolerated

KER-050 generally well-tolerated at RP2D of 3.75 to 5.0 mg/kg

- Most frequent treatment-emergent adverse events (TEAEs) that occurred (in ≥15% patients) regardless of causality were:
  - Fatigue (22%), nausea (18.6%), diarrhea (18.6%), epistaxis (16.9%), COVID-19 (15.3%) and dyspnea (15.3%)
- 6 TEAEs led to treatment discontinuation:
  - Related TEAEs: Injection-site reaction (Grade 2)
  - Unrelated TEAEs: Nodular melanoma; dyspnea; chronic obstructive pulmonary disease and cardiac failure congestive (both in one patient), cardiac failure and myocardial infarction
- 2 fatal TEAEs (cardiac failure and myocardial infarction) determined to be unrelated to study treatment by the investigator

No patients progressed to AML

Category	RP2D dataset (n=59)
Any TEAE, n (%)	53 (89.8)
Any treatment related TEAE	19 (32.2)
Any TE serious AE (TESAE)	20 (33.9)
Any treatment-related TESAE	1 (1.7)
Any TEAE leading to death	2 (3.4)
Any TEAE leading to IMP Discontinuation[1]	6 (10.2)

[1] Related TEAEs leading to IMP discontinuation = injection site reaction; unrelated TEAEs = nodular melanoma, COPD and cardiac failure congestive (both in 1 patient), dyspnea, cardiac failure, and myocardial infarction

TEAE = Treatment Emergent Adverse Event
TESAE = Treatment Emergent Serious Adverse Event
IMP = Investigational Medicinal Product
AML = Acute Myeloid Leukemia

Data are presented as of a data cutoff date of April 3, 2023.

Corporate Presentation

11

12Corporate Presentation Data are presented as of a data cutoff date of April 3, 2023. *Percentage based on 34 patients who had at least 24 weeks of treatment or discontinued AND had both baseline and 8weeks of post-baseline platelet data. Response Summary RP2D Patients1 All evaluable patients HTB evaluable patients Overall Erythroid Response (HI-E or TI), n (%) 19/37 (51.4) 11/22 (50) IWG 2006 HI-E, n (%) 19/37 (51.4) 11/22 (50) TI ≥8 weeks2, n (%) 11/26 (42.3) 9/22 (40.9) RS+, n (%) 8/19 (42.1) 6/17 (35.3) Non-RS, n (%) 3/7 (42.9) 3/5 (60) 1 Includes data for weeks 0-24 in RP2D patients with ≥24 weeks of treatment or who discontinued 2 TI-evaluable patients received at least 2 RBC units in the 8 weeks prior to treatment initiation • Similar rates of HI-E and TI observed regardless of transfusion burden or RS status • 44.1%* of patients show a ≥30 x 109/L increase from baseline in platelet count sustained over at least 8 weeks KER-050 Treatment Resulted in Hematological Response Across a Broad Population of Patients with Lower-Risk MDS

13Corporate Presentation Data are presented as of a data cutoff date of April 3, 2023. 1. 2 patients discontinued with insufficient data to determine 8-week transfusion reduction, and are not included in this plot; 2. Baseline hemoglobin calculated as average over 8-week pre-treatment period. Hemoglobin values within 14 days following a transfusion censored except for pre-transfusion values. Per protocol, KER-050 dose must be held at hemoglobin levels ≥12 g/dL. KER-050 treatment led to reductions in transfusion burden1 ▸ Reduced transfusion burden observed in majority of LTB and HTB patients ▸ TI observed in both RS+ and non-RS patients ▸ TI achieved in patients with baseline transfusion burden ranging from 2 to 11 units/8 weeks Patient Weeks KER-050 treatment demonstrated sustained increases in hemoglobin observed over 6 months2 ▸ 8/15 (53.3%) NT and LTB patients with ≥6 months of treatment (or discontinued) achieved HI-E response in first 24 weeks of treatment ▸Observed sustained increases in hemoglobin support durable response with KER-050 N= Observed Mean Hemoglobin Value By Visit NT and LTB HI-E Responders M e a n ± S E M ( g /d L ) 8 8 8 6 4 8 5 8 6 7 4 78 0 4 8 12 16 20 24 8 9 10 11 12 13 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 -100 -75 -50 -25 0 HTB LTB Non-RS Reductions in Transfusion Burden and Sustained Increases in Hemoglobin Observed with KER-050 Treatment 2 2 9 9 4 3 4 3 8 6 7 5 13 9 6 4 8 5 4 2 8 4 9 4 8 2 2 0 2 0 4 0 4 0 4 0 5 0 5 0 8 0 8 0 11 0 6 0

14Corporate Presentation Data are presented as of a data cutoff date of April 3, 2023. 19 patients achieved HI-E or TI ▸During weeks 0-24 in RP2D patients with ≥24wk of treatment or who discontinued Median duration of response was 42.4 weeks 10/19 patients (52.6%) had ongoing response at time of data cutoff ▸ Patients with ongoing response censored at time of data cutoff, denoted by vertical Data Suggest KER-050 Elicited a Durable Response

B KER-050 15 Investigational Treatment for Anemia and Thrombocytopenia in Patients with Myelofibrosis Ongoing Phase 2 Open-Label Clinical Trial to Evaluate the Safety and Efficacy of KER-050 as Monotherapy or in Combination with Ruxolitinib in Participants with Myelofibrosis Corporate Presentation

BCorporate Presentation 16 MF MF is a rare cancer of the bone marrow in which the marrow is replaced by scar tissue and is not able to produce healthy blood cells Clinical Consequences MF is characterized by ineffective hematopoiesis, an enlarged spleen, bone marrow fibrosis and shortened survival. Patients often experience multiple disease-associated and treatment-emergent cytopenias, including anemia and thrombocytopenia Current Treatments Currently, there are limited therapeutic options to address the MF- associated cytopenias. Within a year of diagnosis, 26% of patients with MF will develop thrombocytopenia and 51% will develop anemia. Additionally, within a year of diagnosis, 38% of patients with MF are RBC transfusion dependent Scope In the United States, there are 16,000 to 18,500 patients living with MF and approximately 3,000 newly diagnosed each year Myelofibrosis (MF)

BCorporate Presentation 17 Data are presented as of a data cutoff date of October 1, 2022. Primary Objective: ▸ Part 1: Assess safety and tolerability of KER-050 ▸ Part 2: Confirm safety and tolerability of the dose(s) selected from Part 1 Secondary Endpoints include: ▸ Evaluate the pharmacokinetics, pharmacodynamics and efficacy of KER-050 administered with or without ruxolitinib KER-050 was generally well tolerated at 0.75mg/kg: ▸No dose-limiting toxicities ▸Most frequent TEAEs reported by ≥ 2 patients were diarrhea (25.0%) and fatigue, dyspnea and COVID-19 (16.7% each) ▸ 1 TEAE led to KER-050 dose modification: amyloidosis (unrelated) ▸No TEAEs led to either study treatment or study discontinuation Ongoing Phase 2 Clinical Trial to Evaluate KER-050 as Monotherapy or in Combination with Ruxolitinib in Patients with MF

BCorporate Presentation 18 Change by Study Arm Change by Transfusion Status NTD: Non–transfusion dependent Although variability was observed amongst the patients, treatment with KER-050 at the lowest dose in this trial (0.75 mg/kg) resulted in increased reticulocytes and platelets on aggregate, both as monotherapy and in combination with ruxolitinib, and regardless of transfusion status ▸ This is consistent with prior preclinical and clinical findings on the pharmacodynamic effects of KER-050 These data support the potential of KER-050 to promote differentiation of erythroid and megakaryocytic precursors and ameliorate anemia and thrombocytopenia in patients with MF KER-050 Treatment Increased Reticulocytes and Platelets in Patients with MF Data are presented as of a data cutoff date of October 1, 2022.

BCorporate Presentation 19 Case Study of Patient on KER-050 Monotherapy Treatment at 0.75mg/kg Q4W ▸ 60-year-old non-transfusion dependent female with primary MF ▸ Treatment with KER-050 increased hematopoiesis ▸A robust increase in reticulocytes observed after a single dose of KER-050 was followed by a sustained increase in hemoglobin (≥1.5 g/dL over baseline) and corresponding decrease in ferritin and erythropoietin with continued dosing ▸An increase in platelets was also observed Observed Increases in RBC Parameters and Platelets in a Patient with KER-050 Treatment (Monotherapy) Data are presented as of a data cutoff date of October 1, 2022.

B KER-047 20 A Novel Product Candidate Designed to Treat Functional Iron Deficiency That is a Consequence of Elevated ALK2 Signaling Corporate Presentation

BCorporate Presentation 21 ALK2 signaling controls hepcidin expression, a hormone that controls iron homeostasis Hepcidin is the master regulator of iron flux into and out of storage tissues ▸ The body responds to demands for iron by increasing or reducing the production of hepcidin, which leads to a reduction or increase in iron availability, respectively. Elevated hepcidin is observed in chronic inflammation, iron overload or results from mutations in the regulatory proteins that control hepcidin expression Functional iron deficiency is a condition when the body has adequate iron in the body, but the iron cannot be mobilized out of storage tissues and incorporated into RBCs, resulting in anemia ▸ RBC transfusions, which are used to treat anemia, can lead to iron overload and toxicity in cardiovascular and other tissues Modulating ALK2 signaling will normalize high hepcidin levels, restore serum iron and ameliorate anemia in functional iron deficiency Increased Hepcidin Expression Leads to Functional Iron Deficiency

BCorporate Presentation 22 KER-047 is a novel, oral, investigational small molecule inhibitor of ALK2 with low nanomolar IC50 PK/ADME: Suitable for 1x daily oral dosing There were no serious adverse events reported in the randomized, double-blind, placebo-controlled two-part Phase 1 clinical trial of KER-047 in healthy volunteers -100 -50 0 50 100 MAD: Hepcidin Percent Change from Baseline at Day 7, 8 hrs Post-Dose H e p ci d in (% C h a n g e f ro m B a se li n e ± SE M ) Placebo 50mg 100mg 200mg 1 4 7 11 30 30.0 31.0 32.0 33.0 34.0 35.0 Mean Reticulocyte Hemoglobin at each visit Visit R e ti cu lo cy te H e m o gl o b in ( p g, ± S E M ) Placebo 50 mg 100 mg 200 mg 350 mgDays on drug ▸ Consistent with ALK2 inhibition, decreases in serum hepcidin were observed in Cohorts 1 through 3 of Part 2 of the trial ▸ Treatment related decreases in hepcidin were associated with increased serum iron ▸An increase in reticulocyte hemoglobin was observed in Cohorts 1 through 4 of Part 2 of the trial, starting on Day 4 of treatment ▸ Pronounced increase in reticulocyte hemoglobin observed in cohorts with lower baseline reticulocyte hemoglobin KER-047 Treatment Reduced Hepcidin Levels and Increased Hemoglobin Content in Reticulocytes in a Phase 1 Clinical Trial

BCorporate Presentation 23 KER-047 Treatment of One IRIDA Patient Resulted in a Decrease in Hepcidin and an Increase in Reticulocyte Hemoglobin Laboratory Results Before, During, and After Administration of KER-047 for the First Low-Dose Cohort (n=1) In December 2022, we presented data from one patient enrolled in our open label, two-part, dose-escalation and dose-expansion Phase 2 clinical trial to evaluate KER-047 in patients with iron-refractory iron deficiency anemia (IRIDA). The patient completed 14 days of treatment with KER-047 (25mg once daily) and a 14 day-follow up ▸ A dose of 25mg once daily was generally well tolerated; no serious adverse events or dose limiting toxicities were observed during treatment ▸ Consistent with results from our Phase 1 clinical trial of KER047 in healthy volunteers, we observed decreases in hepcidin and serum ferritin as well as increases in reticulocyte hemoglobin We are conducting an open label, two-part Phase 2 clinical trial to evaluate response-guided dose titration of KER-047 in MDS and MF patients with functional iron deficiency. The primary objectives of this trial are to assess the safety and tolerability of KER-047. The secondary objectives of this trial are to evaluate the pharmacokinetics, pharmacodynamics and preliminary efficacy of KER-047. We terminated this trial early, having observed data in the one patient enrolled that we believe is suggestive of proof of mechanism. The early termination was not on the basis of any safety concerns

Pulmonary and Cardiovascular Franchise Corporate Presentation 24

KER-012 Corporate Presentation 25 Investigational Treatment for Pulmonary Arterial Hypertension (PAH) and for Cardiovascular Disorders Ongoing Randomized, Phase 2, Double-blind, Placebo-Controlled Clinical Trial to Evaluate the Safety and Efficacy of KER-012 in Combination with Background Therapy in Adult Participants with Pulmonary Hypertension

Imbalances in TGF-β Superfamily Signaling Underlies Vascular Remodeling in PAH

PAH is a debilitating disorder characterized by elevated pulmonary vascular resistance due to increased vascular smooth muscle cell proliferation and inflammation

- This results in diminished oxygenation, impaired cardiac output, and right ventricle (RV) overload
- Patients experience shortness of breath, fatigue, fainting, chest pain, palpitations and swelling of extremities and abdomen. Despite current treatment options, the 5-year survival remains only slightly above 50%
- PAH is associated with imbalanced TGF-β superfamily signaling, including insufficient bone morphogenic protein (BMP) signaling and increased signaling by activins and GDFs

KER-012 is a modified activin receptor IIB ligand trap

- Designed to rebalance TGF-β superfamily signaling
- Being developed for the treatment of pulmonary and cardiovascular disorders, including PAH
- KER-012 is designed to preferentially inhibit select ligands (activin A, activin B, GDF 8 and GDF 11) to potentially rebalance TGF-β superfamily signaling without a dose-limiting increase in RBCs

Pulmonary Arterial Hypertension



Thickened Vasculature
↑ P_a
↑ PVR
↑ Myogenic & Fibrogenic Differentiation

Corporate Presentation
26

1. K. Babbs, et al. Am J Respir Crit Care Med 2022;205:A5776; 2. Babbs K, et al. Am Heart Association Scientific Sessions 2021; RKER-012 = Research KER-012 fused with Fc region of murine IgG1 0.0 0.2 0.4 0.6 0.8 Fulton Index R V /( L V + S ) -15.7% -28.0% ✱ ✱ ✱ ✱ ns ✱ ✱ ns 0 20 40 60 80 100 Pulmonary Artery Pressure s P A P ( m m H g ) -27.5% -44.5% ✱ ✱ ✱ ✱ ns ✱ ✱ ns One way ANOVA followed by Sidak post-hoc test. Ns – not significant, * p ≤ 0.05, ** p ≤ 0.01, *** p ≤ 0.001, **** p ≤ 0.0001. Percent change compared to hypoxia + vehicle rats. Hypoxia/PAH Hypoxia/PAH Sugen-Hypoxia Model of PAH1 Pulmonary Artery Banding2 (Direct Cardiac Effects) Cardiac Fibrosis S ham P A B + V eh ic le P A B + R K E R -0 12 0 5 10 15 20 25 F ib ro ti c t is s u e ( % ) -38.9% ✱✱✱✱ ✱✱ 27Corporate Presentation RKER-012 Reduced Pulmonary Arterial Pressure, Right Ventricle Hypertrophy and Cardiac Fibrosis Observed in Rodent PAH Models

Observed KER-012 Profile Supports Therapeutic Rationale in PAH

Keros completed a randomized, double-blind, placebo-controlled, two-part Phase 1 clinical trial to evaluate single and multiple ascending doses of KER-012 in healthy volunteers.

- The primary objectives of this trial were safety, tolerability and pharmacokinetics.

PAH Domain	Preclinical Data	Phase 1 Clinical Trial[1,2]
MOA & Ligand Specificity:	• Strong activin/GDF binding observed • Observed to be BMP-sparing vs. ActRIIA-Fc	• We believe PD data support potential for maximal target engagement with doses in Phase 2
Fibrosis & Inflammation:	↓ Inflammation ↓ Fibrosis	↓ Pro-inflammatory biomarkers ↑ Anti-inflammatory biomarkers ↓ Pro-fibrotic biomarkers ↑ Anti-fibrotic biomarkers
CV & Hemodynamics:	↓ Smooth muscle hypertrophy ↓ Pulmonary arterial pressure ↓ Right ventricular hypertrophy ↓ Cardiac fibrosis (direct) ↓ Ventricular dysfunction biomarkers	↓ Ventricular dysfunction biomarkers ↓ Remodeling biomarkers
Erythropoiesis (Hb/RBCs):	• No increase observed	• No clinically meaningful changes observed
Safety & Tolerability:	N/A	• Generally well tolerated up to 4.5 mg/kg (multiple doses) in Part 2 of the trial • AEs generally mild

1. Natarajan H., et al. American Society for Bone and Mineral Research 2022 Annual Meeting; 2. Natarajan H., et al. 2023 American Thoracic Society International Conference

Corporate Presentation

28

TROPOS Trial: Global Phase 2 Clinical Trial of KER-012 in Patients with PAH

TROPOS study



Final Analysis
Extension Analysis
24-Week Treatment Period
Double-Blind, Placebo-Controlled
72-Week Extension Period
Double-Blind, All Active
Safety Follow-Up
(End of Trial)
N=90 Stratified Randomization 2:2:2:3*
1.5 mg/kg KER-012 (Q4W) (n=20)
3.0 mg/kg KER-012 (Q4W) (n=20)
4.5 mg/kg KER-012 (Q4W) (n=20)
Placebo (Q4W) (n=30)
3.0 mg/kg KER-012 (Q4W)
8 Weeks Post Last Dose
OR
4 Weeks Post End of Extension Period (as applicable)

Primary Objective:
- To evaluate the effect of KER-012 on hemodynamics compared to placebo in participants on background PAH therapy

Primary Endpoint:
- Change from baseline in pulmonary vascular resistance (PVR) at Week 24

Key Secondary Objective:
- To evaluate the effect of KER-012 on exercise capacity compared to placebo in participants on background PAH therapy

Key Secondary Endpoint:
- Change from baseline in 6-minute walk distance at Week 24

*Approximately 90 patients diagnosed with PAH and on stable PAH background therapy will be randomized and assigned in a 2:2:2:3 ratio to the 1.5 mg/kg, 3.0 mg/kg, and 4.5 mg/kg KER-012 doses and placebo treatment arms.

Corporate Presentation
29

Neuromuscular Franchise Corporate Presentation 30

KER-065 Corporate Presentation 31 Designed to Address Neuromuscular Diseases, with an initial focus on Duchenne Muscular Dystrophy (DMD)

Corporate Presentation 32 KER-065 is a selective activin receptor ligand trap ▸Designed to inhibit the biological effects of myostatin and activin to increase skeletal muscle and bone mass, increase fat metabolism and reduce fibrosis ▸ Being developed for the treatment of neuromuscular diseases, with an initial focus on DMD In preclinical studies, KER-065 showed high affinity for and potent inhibition of ligands involved in the regulation of muscle and bone homeostasis. Additionally, in preclinical studies, the research form of KER-065 (RKER-065): ▸ Increased muscle mass, muscle function and bone mass in wild-type mice ▸ Increased muscle mass, grip strength and trabecular bone in a mouse model of DMD We expect to initiate a randomized, double-blind, placebo-controlled, two-part Phase 1 clinical trial to evaluate the safety and tolerability of single and multiple ascending doses of KER-065 in healthy volunteers in Q1 2024 KER-065 Overview

Corporate Presentation 33 ▸KER-050 ▸Complete enrollment in transfusion-dependent cohorts in Phase 2 MDS trial H2 2023 ▸Announce additional data from Part 2 of Phase 2 MDS trial H2 2023 ▸Announce dose escalation data from Phase 2 MF trial H2 2023 ▸Initiate Part 2 of Phase 2 MF trial H2 2023 ▸KER-047 ▸Announce initial data from Phase 2 FID (MDS and MF) trial H1 2024 ▸KER-012 ▸Initiate Phase 2 open-label biomarker trial in patients with chronic heart failure H2 2023 with preserved ejection fraction and in such patients with reduced ejection fraction ▸KER-065 ▸Commence Phase 1 healthy volunteer trial Q1 2024 Anticipated Key Milestones